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                                                                    Exhibit 23.3
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                       Independent Accountants' Consent
                       --------------------------------

The Board of Directors
Southland Bancorporation:

We consent to the inclusion of our report dated January 19, 1996, with respect to the consolidated balance sheets of Southland Bancorporation and subsidiary as of December 31, 1995 and 1994, and the related consolidated statements of earnings, stockholders' equity, and cash flows for each of the years in the three-year period ended December 31, 1995, which report appears in Amendment No. 1 to the Form 8-K of ABC Bancorp dated June 21, 1996.

Our report refers to a change in the method of accounting for income taxes in 1993 to adopt the provisions of Statement of Financial Accounting Standards No. 109, "Accounting for Income Taxes," and a change in the method of accounting for investments in debt and equity securities to adopt the provisions of Statement of Financial Accounting Standards No. 115, "Accounting for Certain Investments in Debt and Equity Securities," at January 1, 1994.

                                        /s/ KPMG Peat Marwick LLP

Atlanta, Georgia
July 15, 1996